UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 30, 2007

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Conditions.

On October 30, 2007, DPL Inc. (the “Company”) issued a press release announcing its earnings for the third quarter of fiscal year 2007 and earnings guidance for 2008 and 2009. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01                                             Regulation FD Disclosure.

On October 31, 2007, at 9:00 A.M. Eastern Time, the Company will hold a webcast conference call to review its earnings press release issued on October 30, 2007. A copy of the webcast conference call slides to be used during the webcast conference call on October 31, 2007, is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01                                             Other Events.

On October 30, 2007, the Company issued a press release announcing that the Company’s common shareholders of record as of November 15, 2007 will receive a $0.26 per share dividend payable December 1, 2007. This payment continues the annualized rate of $1.04 per common share. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1	Press Release of DPL Inc., dated October 30, 2007.

99.2	Slides to be used in webcast conference call on October 31, 2007.

99.3	Press Release of DPL Inc., dated October 30, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: October 30, 2007
/s/ Paul M. Barbas
	Name:	Paul M. Barbas
	Title:	President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated October 30, 2007.	E

99.2	Slides to be used in webcast conference call on October 31, 2007.	E

99.3	Press Release of DPL Inc., dated October 30, 2007.	E